Exhibit 99.1

Global Headquarters 875 Third Avenue New York, NY 10022	T +1 212 725 7550 F +1 212 644 6483 towerswatson.com

News

Investor Contact

Name:	Roger Millay
Phone Number:	703-258-7920
Email:	Roger.Millay@towerswatson.com

Towers Watson Reports First Quarter Adjusted Diluted EPS of $1.19

Increases Expected Fiscal 2012 Adjusted Diluted EPS Range to $4.95 to $5.10

New York — November 7, 2011 — Towers Watson (NYSE, NASDAQ: TW), a leading global professional services company, today announced financial results for the first quarter of fiscal year 2012, which ended September 30, 2011.

Revenues were $810 million for the quarter, an increase of 8% (5% constant currency) from $751 million for the first quarter of fiscal 2011. On an organic basis which excludes the impact of changes in foreign currency exchange rates, acquisitions and divestitures, revenues increased 2% from the prior-year first quarter.

EBITDA for the first quarter of fiscal 2012 was $132 million, or 16% of revenues, an increase from $92 million, or 12% of revenues, for the prior-year first quarter. Adjusted EBITDA for the first quarter of fiscal 2012 was $162 million, or 20% of revenues, an increase from $131 million, or 18% of revenues, for the prior-year first quarter.  Adjusted EBITDA excludes transaction and integration costs as well as non-cash stock-based compensation arising from the merger.

Net income attributable to controlling interests for the first quarter of fiscal 2012 was $60 million, an increase from $33 million for the prior-year first quarter. For the quarter, diluted earnings per share were $0.82 and adjusted diluted earnings per share were $1.19. Adjusted diluted earnings per share increased 29% from the prior-year first quarter. Adjusted diluted earnings per share include a normalized income tax rate and exclude transaction and integration costs, non-cash stock-based compensation arising from the merger, amortization of merger accounting intangible assets and non-recurring other income. The normalized tax rate for the quarter was 37%.

“We are pleased with how our business performed this quarter,” said John Haley, chief executive officer. “We continue to deliver revenue growth while maintaining strong margins. While the general economic environment remains uncertain, I am confident that Towers Watson continues to be well-positioned for success.”

First Quarter Company Highlights

Benefits

For the quarter, the Benefits segment had revenues of $455 million, an increase of 7% (2% organic) from $425 million in the prior-year first quarter. Revenues increased in all lines of business:  Retirement; Technology and Administration Solutions; and Health and Group Benefits. Retirement and Technology and Administration Solutions were led by increased client activity in North America.  Health and Group Benefits continued to see increased client demand for strategy work. The Benefits segment had a Net Operating Income (“NOI”) margin of 32% in the first quarter of fiscal 2012.

Risk and Financial Services

For the quarter, the Risk and Financial Services segment had revenues of $194 million, an increase of 17% (3% organic) from $166 million in the prior-year first quarter. All lines of business grew this quarter. Overall segment growth was driven by increases in Risk Consulting and Software, which was largely due to the acquisition of EMB. Organic growth within the segment was led by Brokerage, which saw new business activity in Europe and improving pricing conditions. Investment Services continued to experience softness in Europe, which was offset by increases in North America and Asia Pacific. The Risk and Financial Services segment had an NOI margin of 26% in the first quarter of fiscal 2012.

Talent and Rewards

For the quarter, the Talent and Rewards segment had revenues of $140 million, an increase of 3% (2% organic) from $136 million in the prior-year first quarter. Organic growth in Rewards, Talent and Communication and Executive Compensation was partially offset by soft revenues in Data, Surveys and Technology. Increased client demand and strong activity around the annual benefits enrollment cycle contributed to the quarter. The Talent and Rewards segment had an NOI margin of 18% in the first quarter of fiscal 2012.

Outlook for Fiscal 2012

For fiscal 2012, the company expects to report revenues in the range of $3.4 billion to $3.5 billion and adjusted diluted earnings per share in the range of $4.95 to $5.10.  Adjusted diluted earnings per share include a normalized income tax rate and exclude transaction and integration costs, non-cash stock-based compensation arising from the merger, amortization of merger accounting intangible assets and non-recurring other income.  This guidance assumes an average exchange rate of 1.60 U.S. dollars to the British Pound and 1.40 U.S. dollars to the Euro for the remainder of fiscal 2012.

For the second quarter of fiscal 2012, the company expects to report revenues in the range of $840 million to $855 million and adjusted diluted earnings per share in the range of $1.18 to $1.22. Adjusted diluted earnings per share include a normalized income tax rate and exclude transaction and integration costs, non-cash stock-based compensation arising from the merger,  amortization of merger accounting intangible assets and non-recurring other income. This guidance assumes an average exchange rate of 1.60 U.S. dollars to the British Pound and 1.40 U.S. dollars to the Euro for the second quarter of fiscal 2012.

Conference Call

The company will host a live webcast and conference call to discuss the financial results for the first quarter of fiscal 2012. It will be held on Monday, November 7, 2011, beginning at 9:00 a.m. Eastern Time, and can be accessed via the Internet at www.towerswatson.com. The replay of the call will be available shortly after the live call for a period of three months. A telephonic replay will also be available for one week after the call by dialing 617-801-6888 and using confirmation number 18511771.

About Towers Watson

Towers Watson (NYSE, NASDAQ: TW) is a leading global professional services company that helps organizations improve performance through effective people, risk and financial management. The company offers solutions in the areas of employee benefits, talent management, rewards, and risk and capital management. Towers Watson has 14,000 associates around the world and is located on the web at www.towerswatson.com.

Use of Non-GAAP Measures

The company defines EBITDA as net income before non-controlling interests adjusted for provision for income taxes, interest, depreciation and amortization. We use EBITDA in evaluating our financial performance. Although EBITDA is not a measure of financial condition or performance determined in accordance with U.S. generally accepted accounting principles (GAAP), we believe that it is a useful measure for evaluating our results of operations as compared from period to period and in providing a baseline for the evaluation of future operating performance. A reconciliation of net income before non-controlling interests to EBITDA is included in the accompanying tables to today’s press release. EBITDA is not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies unless the definition is the same.

The company also uses adjusted measures of income to evaluate its performance internally and separately evaluates its performance of transaction and integration activities as well as changes in tax law. Adjusted EBITDA and Adjusted diluted earnings per share are not determined in accordance with GAAP. However, we believe these measures are useful in evaluating our results of operations and in providing a baseline for the evaluation of future operating results.  Reconciliations of EBITDA to Adjusted EBITDA (and from net income before non-controlling interests, the most comparable GAAP financial measure, to EBITDA), and diluted earnings per share to Adjusted diluted earnings per share are included in the accompanying tables to today’s press release. Adjusted measures of income may not be defined in the same manner by all companies, and our adjusted measures of income may not be comparable to similarly titled measures of other companies unless the definition is the same.

Non-GAAP measures should be considered in addition to the information contained within our financial statements.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this document by words such as “may”, “will”, “would”, “expect”, “anticipate”, “believe”, “estimate”, “plan”, “intend”, “continue”, or similar words, expressions or the negative of such terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of Towers Watson’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements:  the risk that the Towers Perrin and Watson Wyatt businesses will not be integrated successfully; the risk that anticipated cost savings and any other synergies from the merger of Towers Perrin and Watson Wyatt may not be fully realized or may take longer to realize than expected; the ability to successfully make and integrate profitable acquisitions; the risk that the acquisitions of EMB or Aliquant Corporation are not profitable or are not otherwise successfully integrated; the ability to successfully address issues surrounding the number of company shares that will become freely tradable on January 1, 2012; our ability to respond to rapid technological changes; the ability to recruit and retain qualified employees, particularly given the company’s recent changes in employee compensation plans; and to retain client relationships, particularly in the executive compensation business, given recent Securities and Exchange Commission (SEC) and other regulatory actions; and the risk that a significant or prolonged economic downturn could have a material adverse effect on Towers Watson’s business, financial condition and results of operations. Additional risks and factors are identified under “Risk Factors” in Towers Watson’s Annual Report on Form 10-K filed on August 29, 2011 with the SEC.

You should not rely upon forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. Towers Watson does not undertake an obligation to update any of the forward-looking information included in this document, whether as a result of new information, future events, changed expectations or otherwise.

TOWERS WATSON & CO.

Segment Information

(Thousands of U.S. Dollars)

(Unaudited)

Segment Revenue

	Revenue for the Three
	Months Ended September 30		% Change	Currency	Acquisitions/	% Change
	2011	2010	GAAP	Impact	Divestitures	Organic

Benefits	$454,506	$424,740	7%	3%	2%	2%
Risk & Financial Services	194,138	166,351	17%	4%	10%	3%
Talent & Rewards	139,791	136,238	3%	3%	-2%	2%
Reportable Segments	$788,435	$727,329

Reconciliation of Reportable Segment Revenues to Consolidated Revenues

	Three Months Ended September 30
	2011	2010

Reportable Segments	$788,435	$727,329
Reimbursable Expenses and Other	21,916	24,112
Consolidated Revenues	$810,351	$751,441

Segment Net Operating Income

	Three Months Ended September 30
	2011	2010

Benefits	$144,280	$125,930
Risk & Financial Services	49,512	39,165
Talent & Rewards	25,214	29,407
Reportable Segments	$219,006	$194,502

Reconciliation of Reportable Segment Net Operating Income to Income from Operations

	Three Months Ended September 30
	2011	2010

Reportable Segments	$219,006	$194,502
Differences in Allocation Methods	14,623	9,786
Amortization of Intangible Assets	(13,313)	(11,739)
Transaction and Integration Expenses	(20,907)	(17,690)
Stock-Based Compensation	(11,134)	(23,725)
Discretionary Compensation	(90,733)	(88,475)
Other, net	(2,533)	(3,469)
Income from Operations	$95,009	$59,190

TOWERS WATSON & CO.

Reconciliation of Non-GAAP Measures

(Thousands of U.S. Dollars, Except Per Share Data)

(Unaudited)

The company completed the merger of Towers Perrin and Watson Wyatt on January 1, 2010, and is incurring significant transaction and integration costs.  The company is also incurring significant non-cash charges from stock-based compensation arising from the merger and the amortization of merger accounting intangible assets.  The company’s management uses adjusted measures of income to evaluate its performance internally and separately evaluates its performance of transaction and integration activities.  Management determined that this information is useful to investors in evaluating its results of operations and providing a baseline for evaluation of future operating results.  Reconciliations of our non-GAAP measures to GAAP measures are as follows.

Three Months Ended
September 30, 2011

Diluted EPS per GAAP	$0.82

Amortization of intangible assets	0.12
Transaction and integration expenses including severance	0.17
Stock-based compensation	0.10
Release of acquisition-related liability	(0.01)
Other Merger-related tax item	(0.01)

Adjusted Diluted EPS	$1.19

	Three Months Ended
	September 30, 2011		September 30, 2010

Net Income Before Non-Controlling Interests	$60,286		$33,729
Provision for Income Taxes	35,501		25,130
Interest, net	1,358		2,058
Depreciation and Amortization	34,507		30,880
EBITDA	$131,652		$91,797

EBITDA and EBITDA Margin	$131,652	16.2%	91,797	12.2%

Transaction and Integration Costs	20,907	2.6%	17,690	2.4%
Stock-Based Compensation	11,134	1.4%	23,725	3.2%
Other Non-Operating Income (a)	(2,136)	-0.3%	(1,727)	-0.2%

Adjusted EBITDA and EBITDA Margin	$161,557	19.9%	131,485	17.5%

(a) Other non-operating income includes income from affiliates and other non-operating income

TOWERS WATSON & CO.

Condensed Consolidated Statements of Operations

(Thousands of U.S. Dollars, Except Per Share Data)

(Unaudited)

	Three months ended September 30,
	2011	2010

Revenue	$810,351	$751,441

Costs of providing services:
Salaries and employee benefits	497,473	491,657
Professional and subcontracted services	64,272	58,068
Occupancy	35,371	35,472
General and administrative expenses	62,812	58,484
Depreciation and amortization	34,507	30,880
Transaction and integration expenses	20,907	17,690
	715,342	692,251

Income from operations	95,009	59,190

Income from affiliates	292	164
Interest income	1,316	1,295
Interest expense	(2,674)	(3,353)
Other non-operating income	1,844	1,563

Income before income taxes	95,787	58,859

Provision for income taxes	35,501	25,130

Net income before non-controlling interests	60,286	33,729

Net income attributable to non-controlling interests	582	487

Net Income attributable to controlling interests	$59,704	$33,242

Earnings per share:
Net income attributable to controlling interests - basic	$0.82	$0.45
Net income attributable to controlling interests - diluted	$0.82	$0.45

Weighted average shares of common stock, basic (000)	73,090	74,235
Weighted average shares of common stock, diluted (000)	73,253	74,306

TOWERS WATSON & CO.

Condensed Consolidated Balance Sheets

(Thousands of U.S. Dollars, Except Share Data)

(Unaudited)

	September 30,	June 30,
	2011	2011

Assets
Cash and cash equivalents	$364,069	528,923
Restricted cash	167,501	153,154
Short-term investments	45,264	43,682
Receivables from clients:
Billed, net of allowances of $13,185 and $12,636	451,258	502,910
Unbilled, at estimated net realizable value	308,774	276,020
	760,032	778,930

Other current assets	140,037	145,862
Total current assets	1,476,903	1,650,551
Fixed assets, net	263,193	252,343
Deferred income taxes	160,661	188,569
Goodwill	1,877,689	1,943,574
Intangible assets, net	673,312	694,922
Other assets	350,337	368,991

Total Assets	$4,802,095	5,098,950

Liabilities
Accounts payable, accrued liabilities and deferred income	$250,153	285,793
Fiduciary liabilities	167,501	147,902
Notes payable	99,848	99,341
Employee-related liabilities	360,047	573,214
Other current liabilities	17,509	71,944
Total current liabilities	895,058	1,178,194
Revolving credit facility	75,071	0
Accrued retirement benefits and other employee-related liabilities	787,472	811,779
Professional liability claims reserve	298,380	312,258
Other noncurrent liabilities	195,558	194,049

Total Liabilities	2,251,539	2,496,280

Commitments and contingencies

Stockholders’ Equity
Class A Common Stock - $.01 par value: 300,000,000 shares authorized; 57,954,879 and 57,897,889 issued and 56,285,100 and 56,949,548 outstanding	579	579
Class B Common Stock - $.01 par value: 93,500,000 shares authorized; 16,593,873 and 16,651,890 issued and 16,593,873 and 16,651,890 outstanding	166	167
Additional paid-in capital	1,789,289	1,773,285
Treasury stock, at cost - 1,669,779 and 948,341 shares	(95,321)	(52,360)
Retained earnings	936,831	883,161
Accumulated other comprehensive loss	(92,647)	(13,305)
Total Stockholders’ Equity	2,538,897	2,591,527
Non-controlling interest	11,659	11,143
Total Equity	2,550,556	2,602,670

Total Liabilities and Total Equity	$4,802,095	5,098,950

TOWERS WATSON & CO.

Condensed Consolidated Statements of Cash Flows

(Thousands of U.S. Dollars)

(Unaudited)

	Three Months ended September 30,
	2011	2010

Cash flows used in operating activities:
Net income before non-controlling interests	$60,286	$33,729
Adjustments to reconcile net income to net cash used in operating activities:
Provision for doubtful receivables from clients	8,484	4,370
Depreciation	21,194	19,110
Amortization of intangible assets	13,313	11,770
Provision for deferred income taxes	22,455	4,403
Equity from affiliates	212	(202)
Stock based compensation	16,004	24,225
Other, net	2,107	(1,643)
Changes in operating assets and liabilities (net of business acquisitions)
Receivables from clients	(12,879)	(34,422)
Restricted cash	(15,952)	(2,535)
Other current assets	(6,952)	(7,345)
Other noncurrent assets	(13,437)	(2,262)
Accounts payable, accrued liabilities and deferred income	(27,671)	14,308
Employee related liabilities	(179,690)	(68,981)

Fiduciary liabilities	21,204	2,535
Accrued retirement benefits and other employee related liabilities	(2,765)	(30,597)
Professional liability claims reserves	(41,582)	(16,593)
Other current liabilities	143	4,103
Other noncurrent liabilities	(6,403)	4,630
Income tax related accounts	(4,798)	6,982
Cash flows used in operating activities:	(146,727)	(34,415)

Cash flows used in investing activities:
Cash paid for business acquisitions	—	(3,491)
Purchases of fixed assets	(33,317)	(6,290)
Capitalized software costs	(5,323)	(5,588)
Purchases of held-to-maturity securities	—	(14,295)
Purchases of available-for-sale securities	—	(20,201)
Redemption of available-for-sale securities	28,328	17,691
Proceeds from divestitures	—	1,318
Cash flows used in investing activities:	(10,312)	(30,856)

Cash flows from (used in) financing activities:
Borrowings under credit facility	75,000	164
Repayments under credit facility	—	—
Dividends paid	(5,376)	(5,248)
Repurchases of common stock	(54,765)	—
Tax payment on vested shares	(6,046)	—
Issuances of common stock and excess tax benefit	1,276	1,337
Cash flows from (used in) financing activities:	10,089	(3,747)

Effect of exchange rates on cash	(17,904)	14,576

Decrease in cash and cash equivalents	(164,854)	(54,442)

Cash and cash equivalents at beginning of period	528,923	435,927

Cash and cash equivalents at end of period	$364,069	$381,485